EXHIBIT 99.1

Transcript of

United States Antimony Corporation

Third Quarter Financial Review and Investor Update Webcast

November 17, 2023

Participants

Gary Evans - Chairman of the Board, United States Antimony Corporation

John Gustavsen - Chief Executive Officer, United States Antimony Corporation

Joe Bardswich - Board of Directors, United States Antimony Corporation

Richard Isaak - Senior Vice President & Chief Financial Officer, United States Antimony Corporation

Melissa Pagen - Investor Relations, United States Antimony Corporation

Presentation

Operator

Greetings. Welcome to United States Antimony Corporation Third Quarter Financial Review and Investor Update Webcast. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. [Operator Instructions]. Please note this conference is being recorded.

I'll now turn the conference over to your host, Gary Evans, Chairman of the Board. You may begin.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Thank you, Matthew, and appreciate everybody on this Friday afternoon, joining our third quarter financial statement review as well as an investor update call. On the conference call today, we have four other people. John Gustavsen, who is the company's Chief Executive Officer; Joe Bardswich, which is one of the company's directors; and Rick Isaak, who is our CFO that joined us 3.5 months ago and he's the one responsible for getting all our cues caught up and this one timely filed. So Melissa Pagen is also on the call. She will be helping in the Q&A session and help arrange this call today.

So I'd like to just -- we kind of divided up the conference call today among the participants. And I'm not going to say a whole lot up front, but I wanted to let you know that we did file our proxy statement this morning. In that proxy, we've set a date for our Annual Meeting for calendar year -- or fiscal year 2023 for December 29th. And there will be three items on the agenda for the Annual Meeting, which is the election of our four existing directors.

We've implemented an equity incentive plan, which has not been the case for a while to incentivize existing and new management that may be hired as well as Board members. And then the third item is to ratify our existing accounting firm, Assure CPA, that has been doing the audits for the company's books for a number of years now.

So I just wanted to alert you to that. You will be receiving information as a shareholder electronically, and the meeting will be held virtually as well. There will not be a physical meeting, especially because of the date between the Christmas and New Year's. We didn't choose that date for any other reason other than that was, we had to get this done before the end of the year, and we didn't want to have an annual shareholder meeting without getting all our financial statements current, which are all current now. So that's why it was -- we have so many days ahead of time that we have to give notice. So that was why that date was chosen.

I'd like to let Rick be first here and give a financial overview of the third quarter and the nine months ended September 30, and he will now take over the floor. Rick?

Richard Isaak - Senior Vice President & Chief Financial Officer, United States Antimony Corporation

Thanks, Gary. The third quarter was a rough quarter financially, but we made some operational improvements, and operational improvements have been and will continue to be one of our focus areas going forward.

First, looking at the income statement. Sales decreased 6% for the third quarter of 2023 compared to 2022 and 27% for the first three quarters of 2023 compared to 2022. Gross profit and net income decreased as well for the third quarter and year-to-date time periods of 2023 versus 2022. These decreases came from each of our businesses other than precious metals.

First, our Zeolite business. Zeolite sales decreased 15% and 22% for the third quarter and year-to-date time periods in 2023 versus 2022. This was primarily due to equipment failure causing production downtime for about five weeks during the third quarter and 14 weeks during the year-to-date time periods of 2023. This downtime caused more variation in our average sales price per ton metrics during quarters. The year-to-date average sales price per ton comparison is fairly similar in 2023 versus 2022 and is more representative of our trend and more in line with our expectations.

With the failure of the cone crusher in 2023, we purchased a new cone that has better performance monitoring features and can increase our production. Zeolite gross profit decreased primarily due to increased maintenance costs and equipment and facility-related labor costs during production downtime. The goal with our maintenance has been to strengthen our production process to prevent issues and to store more products so we can fill customer orders quicker. An example of this occurred in October 2023, when we had some production downtime but we were able to fill customer orders with the production we had stored.

Next, our Antimony business. Antimony sales decreased 2% and 31% for the third quarter and year-to-date time periods in 2023 versus 2022. This was predominantly due to the lower sales price per pound, which was consistent with the decline in market rates for Antimony. Antimony gross profit decreased primarily due to the lower sales price per pound as well as the processing of antimony ore containing a low percentage of antimony.

Moving to the cash flow statement. Cash decreased during the first nine months of 2023. I want to highlight two of the components of this decrease. First, we incurred a net loss of $2.8 million. Even after adding back the non-cash charges in the P&L, this was still a drain on cash. However, if you exclude the loss from our Mexico operations, we would have had a slight profit. The Mexico loss from operations is included in our segment footnote.

We made some improvements in our Mexico operations in the third quarter with better inventory purchasing and some personnel downsizing to name a couple. Based on the results of these changes, we may make additional changes in the fourth quarter.

Second, we spent $1.5 million on capital items, much of which was spent in our Zeolite business, which, again, was done to strengthen our production process to prevent issues and to store more products so we can fill customer orders quicker. Couple of examples of these improvements are the cone for our cone crusher, the salt sheds that we built to store Zeolite ore to eliminate production interruptions during winter and wet seasons and additional warehouse space to store Zeolite product to fill customer orders quicker. These improvements build on the improvements made in 2022.

I'll pass it back to you, Gary.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Thank you, Rick. We'll now turn the call over to Gus Gustavsen, our CEO. Gus?

John Gustavsen - Chief Executive Officer, United States Antimony Corporation

Hi, Gary. I was asked to talk a little bit about the Antimony market and Antimony pricing. And the Antimony world price has been on a decline now for 16 or 18 months. It kind of peaked in May of 2022 at $14,450 per metric ton or $6.55 a pound of antimony. Some important things that happened since then have weighed heavily on the market.

One is a complete collapse in the Chinese real estate sector, which is threatening actually to adversely affect the entire economy of China. Two is the end of pandemic spending in the U.S. During the pandemic, a lot of people outfitted offices in their homes and bought additional furniture and all of that, all of that stuff has to be flame retardant. As you know, those incentives have stopped, and that spending spree has stopped.

The Ukraine war has had a terrible effect on Ukraine, of course, and on the European economy. Russian natural gas got very expensive last winter, probably will again this winter and had a terrible impact, especially on Germany's economy, but the rest of Europe as well. The Israeli, Hamas war has basically the entire Israeli economy shutdown. The current or the just ended UAW strike here in the U.S., greatly impacts flame retardant and lead Antimony alloy for cars, the flame retardant for wire and cable and upholstery, the Antimony for the lead-acid batteries.

On the upside, continuing raw material shortages in China are supporting the price considerably in normal times with regular supply of raw material, this Antimony price would have fallen quite a bit more. On the horizon, we got Perpetua who may become a large producer of Antimony for a few years, they could potentially have a large negative impact on global pricing of antimony.

All that being said, we do keep ourselves in a sold-out position. We are able to compete with the Chinese prices. Just for an example, back at the peak in May of 2022, we were selling Antimony for $6.55 a pound FOB Montana in truckload quantities. Today the price is $4.52 a pound FOB Thompson Falls in truckload quantities.

That's it for the Antimony market, Gary?

Gary Evans - Chairman of the Board, United States Antimony Corporation

All right. Thank you, Gus. That was very insightful. I'd like to turn the call over now to Joe Bardswich. One of our directors who's been on the Board for a number of years, Joe.

Joe Bardswich - Board of Directors, United States Antimony Corporation

Thank you. And I was asked to comment about the Los Juarez property in Mexico, a lot of fanfare upon its acquisition several years ago and a lot of people feel it that hasn't lived up to that initial fanfare. Some work was done, including mining at millions of small quantities, et cetera, but no resource or reserve was calculated, a lot of that due to the lack of sufficient work to establish continuity with drill holes and just delay out the resource.

Dr. Baitis, former Director, was very high in this property. Before he left, he engaged a firm that is very proficient in leapfrog technology, which is a 3D software package to assess exploration results. But 3D data compilation and technical review was made available to the Directors and portions of it are intended to be put up on the website so that everybody can see them. That study recommends continued exploration at Los Juarez, including RC, reverse circulation, and core drilling or diamond drilling program to follow-up on the enormously high gold values that were detailed in the soil and rock chip geochemical surveys that were completed over the last couple of years by the company.

A detailed geophysical program utilizing more modern, deep-penetrating instruments that were used in our previously completed geophysics program has been advised prior to doing any drilling. It's believed that these additional geophysics will enhance drill hole selection parameters such as locations, azimuth and dip of the holes and save on drilling costs. The report also recommend a higher level of quality assurance, quality control and the collection and recording of exploration data to meet the upgraded industry reporting standards now required by the SEC.

Basically, I'm high on the property but it's still a long ways away from delineating an ore reserve or even an ore resource. I'll turn it back to you, Gary.

Gary Evans - Chairman of the Board, United States Antimony Corporation

All right. Thank you, Joe. And maybe I'll make a couple of comments about Los Juarez. As Joe mentioned, once management, the Board kind of got on top of the company. We recognize that the study that Joe has outlined, it was pretty important, and we've all taken a hard look at it. And it's encouraging to us that there is some potential here. It's still not quantifiable. There's still more testing, as Joe mentioned, needs to be done. But it is definitely -- when we look at the various properties in Mexico, where it be Puerto Blanco, Madero smelter or all the other properties we have, from my perspective, and I think this is shared by management of the Board, this particular property, Los Juarez, has the most potential.

So with that, we're trying to concentrate our efforts on better understanding it, delineating the potential and hopefully finding a possible joint venture partner. There is activity going on adjacent properties down there. And all that is interesting. I know in the past, there was a lot of talk about gold and silver, and we can confirm that there are -- is quite a bit of potential there, but there's also a lot of Antimony potential. So it is a property that definitely warrants more work and your Management Board is going to address that.

With that, I think we've kind of summarized the quarter and the nine months. And Matthew, I would let you talk to our listeners about how they might ask questions to this group.

Operator

Certainly. At this time, we will be conducting a question-and-answer session. [Operator Instructions].

Melissa Pagen - Investor Relations, United States Antimony Corporation

Okay. I'll go ahead and read the questions. We have few questions. I'm going to go ahead and consolidate into this first question. First of all, thank you to all management who are working hard at making USAC a prominent and notable company with an exciting future. The question is, is Zeolite the main focus right now? And are there any tangible prospects with reference to deals or companies interested working with USAC?

Gary Evans - Chairman of the Board, United States Antimony Corporation

Okay. Melissa, this is Gary. I will try to respond to that question. I think we've sort of mentioned in some prior calls that we felt like Zeolite had a very bright future with respect to the company. And if you'll note the capital we spent in 2023, it's predominantly been catered around the Zeolite property, the BRZ property up in Preston, Idaho. So we continue to believe that there can be improvements made there. We've obviously had an inordinate amount of downtime this year that we have attempted to repair.

A lot of that's due to poor maintenance in the past and poor decisions that were made regarding this property. But this property, I think has a great potential and we are continuing to look at additional acquisition opportunities in the Zeolite space. And we've been working a couple of different potential acquisitions, and we are obviously at liberty to talk about where they stand but we think that that is an area that the company should focus on in the future.

And so with that, I think we can ask the next question, Melissa.

Melissa Pagen - Investor Relations, United States Antimony Corporation

Okay. Most of the questions were covering the Zeolite segment. So I think that what you just said pretty much covers those questions.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Anything else coming?

Melissa Pagen - Investor Relations, United States Antimony Corporation

I think that wraps it up.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Here is someone.

Melissa Pagen - Investor Relations, United States Antimony Corporation

Hold on, please. Hold on please. One moment while we polling.

Gary Evans - Chairman of the Board, United States Antimony Corporation

That's a good question. I can repeat that if you want, Melissa. Since U.S. Antimony has met mill spec requirements, are you currently selling Antimony trisulfide to the Department of Defense?

And with that, I'll let -- I think Gus is best to answer this question. And Gus, would you also maybe talk about our Montana operations and how we work up there.

John Gustavsen - Chief Executive Officer, United States Antimony Corporation

Okay. Sure, Gary. Let's see. I'm not reading the same question you read, I guess but we have met the mill spec. It's an old, old spec, it goes back many, many years, and we have got an approval from DLA that, that material can be sold for the military, it can also be sold to the recreational market, which surprised me is much larger than the military market.

At any rate, we do not sell directly to the Department of Defense nor the DLA. We sell material to a company that grinds it and sits it to the proper size and they package it and sell it to the Department of Defense. So we're in a loose partnership with them. We are the sole company that has the blessing of the DLA to do this. So that's the way we're doing it now.

We have a stockpile of material from that company that they have accumulated over the years when they size it, they have stuff that's oversized and stuff that's undersized that cannot go into primers. And they sent that out to us. We are currently reworking that material. We have a proprietary electric furnace where we melt that at certain temperature for a certain period of time, and we poured out into a big ingot, if you will. We break it out of the ingot, and we send all baseball size chunks of this Antimony Trisulfide to be ground.

We do have a stockpile of Antimony sulfide concentrate mined from one of our properties in Mexico, and we are currently producing more of that at Puerto Blanco mill. We've got about 18 tons at Montana. We have converted 2.5 tons of that successfully to acceptable Antimony Trisulfide, and we hope that we can continue to getting that material to suppliers in the future. Back to you, Gary.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Very good. Thank you, Gus.

Melissa Pagen - Investor Relations, United States Antimony Corporation

Thank you, Gus. So the next question, will you need to raise additional funds?

Gary Evans - Chairman of the Board, United States Antimony Corporation

So the answer to that question is only if we have a significant acquisition and I would say, based on everything I know, the answer is no. Our goal is to try to mitigate the cash outlay, which has predominantly been in Mexico. We've done most of the capital spending we need up at the BRZ mine this year already. And the intent is to live within the means that we have. I think at the end of the third quarter, you correct me if I'm wrong, Rick, are we around $13 million of cash. Is that correct?

Richard Isaak - Senior Vice President & Chief Financial Officer, United States Antimony Corporation

Yes. Yes.

Gary Evans - Chairman of the Board, United States Antimony Corporation

So if we can continue to reduce our expenditures in Mexico with a combination of headcount and making sure that we're buying products at the proper price and selling them at the proper price, we should be in a position that no funds will be needed to be raised.

Melissa Pagen - Investor Relations, United States Antimony Corporation

Okay. For the next question, we have. Thank you for all the efforts. Can you speak to the Zeolite production rate versus prior to repairs and upgrades? Also, you mentioned improved packaging in the past, is that completed or still in the future?

Gary Evans - Chairman of the Board, United States Antimony Corporation

Rick, why don't you answer that question?

Richard Isaak - Senior Vice President & Chief Financial Officer, United States Antimony Corporation

Okay. The second part to that, the packaging. We are still in the process of looking at the packaging to get automation into that packaging line. So that is still in process. And what the first part of that, what are the rates, the new cone is able to produce product at a faster rate. And I think the production downtime has hurt trying to kind of get a good sense of how fast that can produce.

I think before we were producing at around 5 tons per hour, and I think we will produce at a faster rate. But I think that's yet to be seen given the production downtime that we had in July and early August, and then, again, somewhat in October. But I think the maintenance that we're doing as well as the improvements throughout that line with the cone crusher and the hammer mills and the Sweco with the new screen that we got that, our intention, obviously, is to produce product at a faster rate and get more production out of that -- out of the line.

Joe Bardswich - Board of Directors, United States Antimony Corporation

Rick, can I just add on there that in screen, you bumped it up from, I think it was a 30-inch to a 60-inch or I guess, it was 36-inch to 60-inch, which certainly should increase production and then you were able to take the old screen and put it on the hammer mill line. So I think that accounted also the installation of those screens for some of the downtime, but I certainly expect that with that much greater surface of screening area that's going to have a very positive effect on your production as well.

Richard Isaak - Senior Vice President & Chief Financial Officer, United States Antimony Corporation

Yes, I agree.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Yes, I also mention one other thing. We actually have engaged a headhunting firm to find a new seasoned General Manager for the BRZ production facility up in Preston, Idaho. And I just received an e-mail today that we got two or three candidates to start looking at. So it is our goal, hopefully, within the next 60 days to have someone identified, interviewed by all management and Board and hired so that we can continue to improve our operations at BRZ. Next question?

Melissa Pagen - Investor Relations, United States Antimony Corporation

Okay. This question is related and a little -- drilled down a little bit more on that same topic. With the equipment installed and running without any more unforeseen downtime, should USAC return to profitability under current market conditions?

Gary Evans - Chairman of the Board, United States Antimony Corporation

Rick, do you want to respond?

Richard Isaak - Senior Vice President & Chief Financial Officer, United States Antimony Corporation

So I guess, I'm not sure if the USAC terminology refers to the company overall. I'm going to think that it just refers to BRZ since that was the comments that were made.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Yes.

Richard Isaak - Senior Vice President & Chief Financial Officer, United States Antimony Corporation

Okay. So yes, I do think that with the downtime and with not being able to have production flowing, it has hurt BRZ, and if you look back at previous quarters, there were profitable quarters. I think the stint that has caused a lot more maintenance costs and just disruption in the line that causes inefficiencies, whether it's materials or labor. So yes, now that you can kind of see that in the P&L for the third quarter. And the expectation is that we'll -- with the improvements we've made that should turn around.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Next question?

Melissa Pagen - Investor Relations, United States Antimony Corporation

Okay. Does demand currently outstrip your supply of Zeolite and do you anticipate being able to meet all future demand?

Gary Evans - Chairman of the Board, United States Antimony Corporation

I'll try to answer that, and then Rick can jump in if needed to be. So one of the things that we began to change at this BRZ mine was attempt to have greater inventory so that when we do have downtime like we've had in calendar 2023, and we actually had in 2022 as well, we can meet supply -- so I'm sorry, we can meet demand. So the idea is to have inventory of supply available and also winter conditions in the past have prohibited some of the mining operations. So there was some storage bins that are really large outdoor storage units where you could put inventory. This is unprocessed inventory. And those were being filled at least the last time I was up there that was happening. And Rick has made some changes regarding some silos that were not being utilized properly so that we could have finished product available in inventory.

So I think making some hard management decisions on unprocessed and processed inventory of Zeolite, BRZ is allowing us to meet the demand when the demand comes. And so to answer your question, we have been able to meet demand. Now we did lose a contract just in the last 1.5 months. But the only reason we lost it is that the customer wanted delivery quicker than we could deliver it. And it was a large order. One of our competitors got it. But we want to be in a position where that doesn't happen again. We're trying our best to improve daily production, all the things that both Joe and Rick mentioned concerning the screens, concerning the cone crusher. We're trying to be better. And that's also at least a while we're trying to find a new General Manager to manage this property in a better way.

So at present, we're able to meet demand, and that's got a large part a reason for that has been the inventory builds that we've been working on all year long. And you'll see those inventory builds in the financial statements. You'll see the inventories have gone up a fair amount. Next question?

Melissa Pagen - Investor Relations, United States Antimony Corporation

Next question, are we still in talks to supply Ambri?

Gary Evans - Chairman of the Board, United States Antimony Corporation

I don't know. I'm not familiar with that. Gus, are you?

John Gustavsen - Chief Executive Officer, United States Antimony Corporation

Yes. Ambri is a company based in Cambridge, Massachusetts, who invented a battery that uses a calcium or magnesium electrode at one end and molten Antimony at the other end. They have great hopes of being a major supplier of storage for the net -- for the electrical net. In other words, a place to store electricity from wind engines when the wind is blowing and from solar energy when the sun is shining. Because right now, a lot of that energy is just wasted. There's no room on the electrical grid to transmit it. So a lot of success goes to waste.

We have been talking with Ambri, maybe for 10 years. We have a very good relationship with them. We are not only talking to them about supply, we are supplying them Antimony, and we have been for three or four years now. It increases in quantity every year, not as large as they had hoped to. They hope to be very much bigger by now but there are some competing technologies out there using vanadium solutions and whatnot. But at any rate, we were very close with Ambri.

Melissa Pagen - Investor Relations, United States Antimony Corporation

Okay. Next question. Is your North American supplier fully back online sending feedstock? It was mentioned that you were getting better ore in Mexico. What has changed in the buying of ore to make sure it stays better quality?

Gary Evans - Chairman of the Board, United States Antimony Corporation

Rick, do you want to respond to this?

Richard Isaak - Senior Vice President & Chief Financial Officer, United States Antimony Corporation

Yes. So yes, the American supplier is back up, sending us feedstock and that's been a very good relationship that I know Gus can talk quite a bit about as well for U.S. Antimony. The better ore from Mexico is basically two things. One, they are good at producing ingots of metal. And so they've focused on that side of the production, which gets the Antimony in a state that is pretty much ready to be sold to a customer.

The Antimony ore and concentrate they were buying, what we try -- what we're doing is basically having them make sure only to purchase Antimony at a certain price per pound or less and with a certain percentage of Antimony or higher, and it allows them to process Antimony at a better rate that can hopefully be at a rate where it's lower than the sales price. Gus, I don't know if you want to talk more about the North American supplier.

John Gustavsen - Chief Executive Officer, United States Antimony Corporation

They do have an extended breakdown early in the summer, it's unexpected actually. They will probably go down for a maintenance shutdown in December or January. But other than that, they're keeping up with very regular shipments, even with the interruption in supply early in the summer. By the end of the year, we will have received the same amount as we did last year and the year before. So we're in good shape with them.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Okay. Next question? Melissa?

Melissa Pagen - Investor Relations, United States Antimony Corporation

Sorry. Are there any thoughts on reverse split? Or can the stock climb back up without the need for that?

Gary Evans - Chairman of the Board, United States Antimony Corporation

I will answer that question. I think everybody, especially investors on this call today know that a reverse stock split can be a double-edged sword. Let's look at the positives. The positive is a reverse stock split, get your stock over $5 and allow institutional ownership. If you look at our shareholder mix today, it is 98% retail based. There's nothing wrong with that but institutions is what moves stock historically.

So I'm a big believer, though, that you don't do a reverse stock split just to be doing a reverse stock split. It needs to be done in conjunction with either an acquisition, an equity offering, something that's material and beneficial to shareholders. So I think you will see in our proxy statement next year, approval to have the ability to do a reverse stock split if and when needed, but we are not at this point mandating that that's necessary. We think that we can get this company turned around, be profitable, allow the stock to move back up to where it needs to be and then may be entertain at that time. So at this point, it is not on the table. Next question?

Melissa Pagen - Investor Relations, United States Antimony Corporation

Is management able to buy in the open market at this time? Or are they limited due to the possible Zeolite acquisitions being negotiated?

Gary Evans - Chairman of the Board, United States Antimony Corporation

I cannot answer that question. That is -- I can't -- I would, that question can't be answered. Next question?

Melissa Pagen - Investor Relations, United States Antimony Corporation

Next question. In the future, will modernization at BRZ changed the Zeolite product mix to higher average price Zeolite sales?

Gary Evans - Chairman of the Board, United States Antimony Corporation

Rick, can you jump on that?

Richard Isaak - Senior Vice President & Chief Financial Officer, United States Antimony Corporation

Yes, I can start that. So the goal with BRZ is to get the production line stabilize, secure, get the production at the level that we want. And we are really blessed with having employees that are knowledgeable and know how to run that when the machines are running. And also with customers that are requesting from us as much as we can make. And I think in talking to several of the customers, they're very good partners, and they want good things out of us as well. And I think once we have that production flowing and store the product, we will be needing to kind of go through what other opportunities there are, and I think we'll grow sales that way.

I think we can also go into other areas that we maybe haven't been as strong and start to get additional sales in other areas that Zeolite is used for. Is there going to be a higher average sales price? Possibly. There's a lot there. It – I think the important part is gross profit and bottom line. And that's where our kind of focus in that financial aspect of it. Gary, anything to add there?

Gary Evans - Chairman of the Board, United States Antimony Corporation

No, I think that's good, Rick. Let us go to next question.

Melissa Pagen - Investor Relations, United States Antimony Corporation

Next question. Would you comment on any potential collaboration with Perpetua Resources since they are likely to start mining next year?

Gary Evans - Chairman of the Board, United States Antimony Corporation

Okay. I'm going to say a little bit here, and then I'll let Joe respond. He knows this better than me but we have talked about this quite a bit within the company. And they will not be mining next year. We believe a minimum of two years and possibly three. So we have done some work with Perpetua. Gus and Joe can comment on that further but we presently are not doing anything with the firm. Joe or Gus?

Joe Bardswich - Board of Directors, United States Antimony Corporation

Just to elaborate on that, when are they going to start mining that, they still do not have their permit, which is a reflection on how difficult it is to mine anywhere on federal land in the U.S. And if you look at their feasibility study, there's a two-year ramp-up for construction before they start any mining. So there's still quite a ways out there. And I'll let Gus talk about the relationship and the work we've done for them in the past.

John Gustavsen - Chief Executive Officer, United States Antimony Corporation

This is Gus. I can tell you that we have been in conversations with Perpetua even back when it was minus gold. We don't have any official collaborative agreement in place but we are in communication quite frequently.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Great. Thank you. Next question?

Melissa Pagen - Investor Relations, United States Antimony Corporation

Next question. What are some ways to incorporate Antimony into more mainstream uses?

Gary Evans - Chairman of the Board, United States Antimony Corporation

Gus or Joe, have you guys got any thoughts there?

John Gustavsen - Chief Executive Officer, United States Antimony Corporation

Go ahead, Joe.

Joe Bardswich - Board of Directors, United States Antimony Corporation

I was going to say you're the expert on that. Thank you.

John Gustavsen - Chief Executive Officer, United States Antimony Corporation

The users of Antimony are very, very well-known and have been well known for a long time. New uses for Antimony are very, very few and far between. One bright spot we just spoke about a little while ago was the Ambri technology for storage batteries. These storage batteries, by the way, are the size of rail containers. They're huge and they store a huge amount of electricity. But as far as being mainstream, there's virtually nothing you can touch in a hotel that you go to visit that doesn't have Antimony in it as a flame retardant. It's used in car batteries. It's used in submarine batteries, used in hardening the lead for bullets. Lead is used for piping and cable shooting and all of that, lead has Antimony in it. So the users are actually quite mainstream – and as I say, new ones or a few and far between. Thanks.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Next question?

Melissa Pagen - Investor Relations, United States Antimony Corporation

Next question. With an increased effort into Zeolite, would you consider rebranding the company to U.S. Antimony and Zeolite Corporation?

Gary Evans - Chairman of the Board, United States Antimony Corporation

Well, we have – obviously, if we get out of Antimony in a large way in Mexico, which is a real possibility. I hate defining any company with a specific term or mineral. And so [indiscernible] would be U.S. mineral corporation or something. I mean we don't want to -- if we decide that we do lots and we're mining gold and silver, I do want to be stuck with a Zeolite name. So anyway, that's just my true sense, it would be a board decision or a shareholder decision. But obviously, if we -- if Antimony becomes a much smaller part of the company's overall business, then there's no reason to having the name. Next question.

Melissa Pagen - Investor Relations, United States Antimony Corporation

What is the max capacity at BRZ?

Gary Evans - Chairman of the Board, United States Antimony Corporation

Well, Rick, do you want to kind of talk about that?

Richard Isaak - Senior Vice President & Chief Financial Officer, United States Antimony Corporation

Yes. No, I mean that is question probably not answerable. I think whenever we get to that max capacity, we will increase that capacity. Zeolite, as you know, is used in a lot of areas, a lot of different industries. And we would definitely love to sell more into each of those areas and industries. So we will continue to push hard to increase sales, to increase production. And as we need it, we will increase our capacity at BRZ.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Next question.

Melissa Pagen - Investor Relations, United States Antimony Corporation

Are there any new equipment purchases or new technologies available that may help the company?

Gary Evans - Chairman of the Board, United States Antimony Corporation

The answer is yes, and we're continuing to look at those technologies. We've actually had a number of companies, in particular, come out to BRZ. We've talked about atomization and other things. So the answer is yes. Obviously, capital is required to buy new equipment or new technology. Unquestionably, this company has run in the past on used equipment, baling wire and band-aids. And we're paying that price today, but that's the way the company was developed and because they didn't have any capital. So we're trying our best to preserve the capital we have, make improvements as we deem we can afford to make those improvements to enhance production.

So the things we've done in 2023 can have a meaningful effect on production, especially at BRZ and we're going to get our new General Manager in there, we hope that person can help us continue to evaluate that possibility. Next question?

Melissa Pagen - Investor Relations, United States Antimony Corporation

Next question. Who are our primary competitors for Antimony?

Gary Evans - Chairman of the Board, United States Antimony Corporation

I'm going to say one thing real quick, and I'll let Gus jump in. Remember, 92% of worldwide Antimony is controlled by China. So that's our competitor. And then with that, I'll let Gus jump in.

John Gustavsen - Chief Executive Officer, United States Antimony Corporation

Well, Gary, that's exactly correct. The competitor is China. And China is not a market economy. So they're not -- they don't think profit and loss the same way that, for example, the American capitalist company would. So yes, they're the biggest competitor. They control 90%, 92% of the world's Antimony, as they determine the price and we have to compete with it. With our raw material base from North America, oftentimes, we are able to compete with the Chinese very handily and make money when other companies probably could not. I will say, when I started in the Antimony business in 1974, there were seven Antimony oxide manufacturers in the United States. U.S. Antimony is the only one left. All the rest lost their business to Chinese. So next question.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Yes. Melissa, I want you ask the question about the last one, do you anticipate reshoring.

Melissa Pagen - Investor Relations, United States Antimony Corporation

Okay. Do you anticipate with reshoring and potential delinked from China that the demand will increase?

Gary Evans - Chairman of the Board, United States Antimony Corporation

Gus?

John Gustavsen - Chief Executive Officer, United States Antimony Corporation

I'm not seeing that. Could you read that again, Melissa?

Melissa Pagen - Investor Relations, United States Antimony Corporation

Sure. Do you anticipate with the reshoring and potential delinked from China that the demand will increase?

John Gustavsen - Chief Executive Officer, United States Antimony Corporation

The demand will stay the same. It grows very slowly. The world economy right now is slowing down. So the market is actually shrinking. Whether we're linked with China or not, the market will be there. I hope that answers the question.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Yes. Next question, Melissa?

Melissa Pagen - Investor Relations, United States Antimony Corporation

Has any thought been given into splitting the company into two distinct entities with Zeolite as its own listed entity and Antimony as its own listed entity in a way to unlock value? I'm assuming Zeolite on its own would be nicely profitable and command a better market cap. Antimony could be treated more like a speculative mining play.

Gary Evans - Chairman of the Board, United States Antimony Corporation

This would be a great question if we were 5x to 10x larger. But the company in its current size and market cap, it is not prudent at all to split the company up in two entities. And we really don't know what we're going to be doing on the Antimony side going forward. We're still, as we've said are analyzing that. So answer to that question is no.

Melissa Pagen - Investor Relations, United States Antimony Corporation

Next question. Does BRZ operate 24/7 or what are the production hours today?

Richard Isaak - Senior Vice President & Chief Financial Officer, United States Antimony Corporation

They have two shifts and the overlap right around 4:00 p.m. every day, Monday to Friday.

Melissa Pagen - Investor Relations, United States Antimony Corporation

Okay. Any more questions, gentlemen.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Yes, there's a couple more there.

Melissa Pagen - Investor Relations, United States Antimony Corporation

Next question. How has inflation impacted U.S. Antimony?

Richard Isaak - Senior Vice President & Chief Financial Officer, United States Antimony Corporation

It has impacted like all other companies, I'm sure, whether it's supplies or fuel or propane, we've seen the prices go up even pallets. Pallet price doubled over the past two years. What we have been doing over the past couple of months is going back to our suppliers seeing where there's opportunities. We've had good luck at getting product that still supplies that are still usable, still quality at a lower price and will continue to work that side of it as well. It's all areas of the P&L that in this environment that you have to work on growing sales, controlling your costs, all kind of add up to the bottom line.

And just to add on the technologies. We do get either calls or we'll reach out on new technology. It's always out there trying to sift through to see what might work we do always look to make sure that if we are going to do something that we have a good return on it.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Let me just make a couple of comments there. Everybody needs to remember this is something Gus made a great point on, this time or May of last year, antimony prices were $6.55 a pound, now they're $4.52 a pound. So there's a $2 drop in price of our main commodity we've been selling. At the same time, inflation has gone up tremendously, as you all know, when you go to the grocery store, the gas station or whatever. So we've experienced inflation with respect to repairs and maintenance and equipment, and we've experienced deflation, if you will on the price of the product. So hence, that's why we are doing our best to button down the hatches, cut costs and to improve efficiencies. Next question.

Melissa Pagen - Investor Relations, United States Antimony Corporation

Next question. Have there been any thoughts of sharing resources with other mining companies such as Taseko Mines or others?

Gary Evans - Chairman of the Board, United States Antimony Corporation

Gus, do you -- is that something you could address?

John Gustavsen - Chief Executive Officer, United States Antimony Corporation

Well, I think what we have here is we're starting -- we have said that we're looking for potential JV for those who has mining project. Other than that, I'm not sure there's anything else we could share or JV with.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Yes, I would agree with that. Last question there, Melissa.

Melissa Pagen - Investor Relations, United States Antimony Corporation

Last question. Will this Q&A be available as a recording? I can answer that question. Yes, it will.

Gary Evans - Chairman of the Board, United States Antimony Corporation

Okay. That's been right at an hour. So we appreciate everybody participating and we think it's been a good dialog. And feel free to reach out to us either by e-mail or phone if you have additional questions outside of this call. And everybody have a great weekend and wonderful Thanksgiving. Thank you for your time.

Operator

Everyone, this concludes today's conference, and you may disconnect your lines at this time. Thank you for your participation.